Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 2, 2018, with respect to the consolidated statement of financial position of Electrameccanica Vehicles Corp. as of December 31, 2017, the related consolidated statements of comprehensive loss, changes in equity, and cash flows for the year ended December 31, 2017 incorporated herein by reference and to the reference of our firm under the heading “Experts” in the Registration Statement (No.333-222814) Post-Effective Amendment No. 3 to Form F-1.

/s/ DMCL
Dale Matheson Carr-Hilton LaBonte LLP
Chartered Professional Accountants

Vancouver, Canada

April 17, 2020